UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

NEVRO CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36715	56-2568057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1800 Bridge Parkway

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 251-0005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

In accordance with Item 5.07(d) of Form 8-K, this Current Report on Form 8-K/A (the “Amendment Filing”) updates the disclosures made in the Current Report on Form 8-K filed by Nevro Corp. (the “Company”) on May 23, 2016 (the “Original Filing”) as set forth below. Except as expressly set forth herein, this Amendment Filing does not amend, modify or update the disclosures contained in the Original Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As reported in the Original Filing, at the annual meeting of the Company’s stockholders, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 6, 2016. The third proposal, which was a non-binding advisory vote regarding the frequency of future advisory votes by stockholders on the compensation of the Company’s named executive officers, received votes as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
20,440,962	4,200	627,825	12,141	2,773,922

In accordance with the result of the above non-binding advisory vote, the Company has decided to include in its proxy materials a stockholder advisory vote on the compensation of the Company’s named executive officers on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVRO CORP.

Date: August 23, 2016	By:	/s/ Andrew H. Galligan
Andrew H. Galligan Chief Financial Officer